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                                                                    EXHIBIT 23.3

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in the Registration Statement of Markland Technologies, Inc., and Subsidiaries on Form SB-2 of our report dated September 15, 2003 relating to the consolidated financial statements of Markland Technologies, Inc. and Subsidiaries, which report includes (among other things) an explanatory paragraph to an uncertainty to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".



June 17, 2004



/s/ Marcum & Kleigman, LLP
Marcum & Kleigman, LLP




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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the use in the Registration Statement of Markland Technologies, Inc., ("the Company") on Form SB-2 filed on May 11, 2004 (the "Registration Statement") of our report dated February 25, 2004 relating to the financial statements of Science and Technology Research, Inc., appearing in the current report on Form 8-K with the Securities and Exchange Commission on March 23, 2004 File #000-28863, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".



June 17, 2004



/s/ Marcum & Kleigman, LLP
Marcum & Kleigman, LLP